Filed Pursuant to Rule 424(b)(2)
Registration No. 333-234713

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (Subject to Completion)

(To Prospectus Dated November 15, 2019)

Issued April 26, 2022

SVB Financial Group

$    % Senior Fixed Rate/Floating Rate Notes due 2028

$    % Senior Fixed Rate/Floating Rate Notes due 2033

We are offering by this prospectus supplement $                  principal amount of our          % Senior Fixed Rate/Floating Rate Notes due 2028 (the “2028 Notes”). The 2028 Notes will mature on            , 2028 and initially bear interest at    % per annum, payable semi-annually in arrears on                 and     of each year, commencing on             , 2022 and ending on            , 2027. Beginning on            , 2027, the 2028 Notes will bear interest at a floating rate per annum equal to Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as defined and described herein) plus    %, payable quarterly in arrears on            , 2027,            , 2027,            , 2028 and at the maturity date.

We are also offering by this prospectus supplement $                  principal amount of our              % Senior Fixed Rate/Floating Rate Notes due 2033 (the “2033 Notes” and, together with the 2028 notes, the “Notes”). The 2033 Notes will mature on            , 2033 and initially bear interest at    % per annum, payable semi-annually in arrears on                 and     of each year, commencing on            , 2022 and ending on            , 2032. Beginning on            , 2032, the 2033 Notes will bear interest at a floating rate per annum equal to the Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as defined and described herein) plus    %, payable quarterly in arrears on            , 2032,            , 2032,            , 2033 and at the maturity date.

We may redeem the 2028 Notes, in whole but not in part, on            , 2027, the date that is one year prior to the maturity date, at a redemption price equal to 100% of the principal amount of the 2028 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, we may redeem the 2028 Notes, in whole or in part, on or after the 30th day prior to the maturity date at a redemption price equal to 100% of the principal amount of the 2028 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We may redeem the 2033 Notes, in whole but not in part, on            , 2032, the date that is one year prior to the maturity date, at a redemption price equal to 100% of the principal amount of the 2033 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, we may redeem the 2033 Notes, in whole or in part, on or after the 90th day prior to the maturity date at a redemption price equal to 100% of the principal amount of the 2033 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

The Notes will be senior unsecured obligations of SVB Financial Group and will rank equally with each other and all of our other unsecured and unsubordinated indebtedness. The Notes will not be guaranteed by any of our subsidiaries.

The Notes will be issued only in registered book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will not be listed on any securities exchange. Currently there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about factors you should consider before investing in the Notes.

	Price to Public(1)		Underwriting Discount		Proceeds, Before Expenses, to SVB Financial Group(1)
Per 2028 Note		%		%		%
Total 2028 Notes	$		$		$
Per 2033 Note		%		%		%
Total 2033 Notes	$		$		$
Total Notes	$		$		$

(1)	Plus accrued interest, if any, from , 2022, if settlement occurs after that date.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Notes are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on             , 2022, which is the third business day following the date of this prospectus supplement. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V.

Our affiliates may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	Morgan Stanley

Co-Manager

SVB Securities

Prospectus Supplement dated             , 2022

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information” in this prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “SVB Financial Group,” “SVB Financial,” the “Company,” “we,” “us,” “our” or similar references mean SVB Financial Group and do not include its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then the statement in the more recent document supersedes the information in this prospectus supplement to the extent of such inconsistency.

We and the underwriters have not authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us or on our behalf, and the information incorporated by reference in such documents. When you make a decision about whether to invest in the Notes, it is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should assume that information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy Notes in any circumstances or jurisdictions under which the offer or solicitation is unlawful. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede the information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all the Notes offered by this prospectus supplement (in each case, other than information that is deemed, under SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2021, filed March 1, 2022;

•

Information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A filed March 4, 2022, as amended, for our Annual Meeting of Stockholders held April 21, 2022; and

•	Current Reports on Form 8-K filed January 20, 2022 (solely with respect to Item 8.01), February 25, 2022, April 21, 2022 (solely with respect to Item 8.01) and April 22, 2022.

You may obtain copies of our SEC filings, including these documents, at no cost, from the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.svb.com. Except for SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the information on or that can be accessed through our website is part of this prospectus supplement or the accompanying prospectus. You may also request copies of these documents (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by emailing, writing or calling us at the following address:

SVB Financial Group

Investor Relations

IR@svb.com

3003 Tasman Drive

Santa Clara, California 95054

Telephone: (408) 654-7400

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Broadly speaking, forward-looking statements include, but are not limited to, the following:

•

Financial projections, including with respect to our net interest income, net interest margin, noninterest income, earnings per share, noninterest expenses (including professional services, compliance, compensation and other costs), cash flows, balance sheet positions, capital expenditures, deposit growth, liquidity and capitalization, effective tax rate or other financial items;

•

Descriptions of our strategic initiatives, plans or objectives for future operations, including sales or acquisitions, such as the integration of Boston Private Financial Holdings, Inc. (“Boston Private”) and the expansion of SVB Securities LLC (“SVB Securities”) into the technology investment banking sector;

•	Forecasts of private equity and venture capital funding, investment level and exit activity;

•	Forecasts of future interest rates, economic performance, and income from investments;

•	Forecasts of expected levels of provisions for credit losses, net loan charge-offs, nonperforming loans, loan growth, loan mix, loan yields and client funds;

•	The outlook on our clients’ performance;

•	The potential effects of the COVID-19 pandemic; and

•	Descriptions of assumptions underlying or relating to any of the foregoing.

You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” and the negative of such words, or comparable terminology. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others:

•

Market and economic conditions (including inflation trends, interest rate volatility, the general condition of the capital and equity markets, private equity and venture capital investment, IPO, secondary offering, SPAC fundraising, M&A and other financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments);

•

Disruptions to the financial markets as a result of the current or anticipated impact of military conflict, including the ongoing military conflict between Russia and Ukraine, terrorism and other geopolitical events;

•

The COVID-19 pandemic, including COVID-19 variants and their effects on the economic and business environments in which we operate, and its effects on our operations, including, as a result of, prolonged work-from-home arrangements;

•

The impact of changes from the Biden-Harris administration and the U.S. Congress on the economic environment, capital markets and regulatory landscape, including monetary, tax and other trade policies, as well as changes in personnel at bank regulatory agencies;

S-iv

•	Changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs;

•	The impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios;

•	The adequacy of our allowance for credit losses and the need to make provisions for credit losses for any period;

•	The sufficiency of our capital and liquidity positions;

•	Changes in the levels of our loans, deposits and client investment fund balances;

•	Changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets;

•	Variations from our expectations as to factors impacting our cost structure;

•

Changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity;

•	Variations from our expectations as to factors impacting the timing and level of employee share-based transactions;

•	The occurrence of fraudulent activity, including breaches of our information security or cyber security-related incidents;

•	Business disruptions and interruptions due to natural disasters and other external events;

•	The impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;

•	The expansion of our business internationally, and the impact of geopolitical events and international market and economic events on us;

•	The effectiveness of our risk management framework and quantitative models;

•

Our ability to maintain or increase our market share, including through successfully implementing our business strategy and undertaking new business initiatives, including through the continuing integration of Boston Private, the expansion of SVB Private and the growth and expansion of SVB Securities;

•	Greater than expected costs or other difficulties related to the continuing integration of our business and that of Boston Private;

•	Variations from our expectations as to the amount and timing of business opportunities, growth prospects and cost savings associated with the acquisition of Boston Private;

•	The inability to retain existing Boston Private clients and employees following the Boston Private acquisition;

•	Unfavorable resolution of legal proceedings or claims, as well as legal or regulatory proceedings or governmental actions;

•	Variations from our expectations as to factors impacting our estimate of our full-year effective tax rate;

•	Changes in applicable accounting standards and tax laws;

•	Regulatory or legal changes and their impact on us; and

•	Other factors as discussed in “Risk Factors” under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2021.

S-v

Accordingly, you are cautioned not to place undue reliance on forward-looking statements. We urge investors to consider all of these factors, among others, carefully in evaluating the forward-looking statements contained in this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus supplement or the documents incorporated by reference are made only as of their respective dates. We assume no obligation and do not intend to revise or update any forward-looking statements contained or incorporated by reference in this prospectus supplement, except as required by law.

S-vi

SUMMARY

The following information should be read together with the information contained in or incorporated by reference in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein and therein, before making a decision to invest in the Notes. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. If any statement in this prospectus supplement conflicts with any statement in a document which we have incorporated by reference, then you should consider the statement in the more recent document to the extent of such conflict. You should pay special attention to the “Risk Factors” section of this prospectus supplement and of our Annual Report on Form 10-K for the year ended December 31, 2021 to determine whether an investment in the Notes is appropriate for you.

SVB Financial Group

SVB Financial is a diversified financial services company, as well as a bank holding company and a financial holding company. SVB Financial was incorporated in the state of Delaware in March 1999. Through our various subsidiaries and divisions, we offer a diverse set of banking and financial products and services to clients across the United States, as well as in key international innovation markets. For nearly 40 years, we have been dedicated to helping support entrepreneurs and clients of all sizes and stages throughout their life cycles, primarily in the technology, life science/healthcare, private equity/venture capital and premium wine industries.

We offer commercial and private banking products and services through our principal subsidiary, Silicon Valley Bank (the “Bank”), which is a California state-chartered bank founded in 1983 and a member of the Federal Reserve System. The Bank and its subsidiaries also offer asset management, private wealth management and other investment services. In addition, through SVB Financial’s other subsidiaries and divisions, we offer investment banking services and non-banking products and services, such as funds management and M&A advisory services. In addition, we focus on cultivating strong relationships with firms within the private equity and venture capital community worldwide, many of which are also our clients and may invest in our corporate clients.

As of March 31, 2022, on a consolidated basis, we had total assets of $220.4 billion, total investment securities of $127.3 billion, total loans, at amortized cost, of $68.7 billion, total deposits of $198.1 billion and total SVB Financial stockholders’ equity of $16.0 billion.

Headquartered in Santa Clara, CA, we operate in key innovation markets in the United States and around the world. Our corporate office is located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number is (408) 654-7400.

First Quarter 2022 Preliminary Unaudited Financial Results

On April 21, 2022, we reported certain preliminary unaudited financial results for the first quarter ended March 31, 2022.

Consolidated net income available to common stockholders for the first quarter of 2022 was $472 million, or $7.92 per diluted common share, compared to $371 million, or $6.22 per diluted common share, for the fourth quarter of 2021 and $532 million, or $10.03 per diluted common share, for the first quarter of 2021.

Highlights of our first quarter 2022 results (compared to the first and fourth quarters of 2021) included:

Financial Results

	Three months ended
(Dollars in millions)	March 31, 2022	December 31, 2021	March 31, 2021
Interest income	$1,122	$975	$679
Interest expense	40	36	19

Net interest income	1,082	939	660
Provision for credit losses	11	48	19

Net interest income after provision for credit losses	1,071	891	641
Noninterest income	517	561	744
Noninterest expense	873	902	636

Income before income tax expense	715	550	749
Income tax expense	182	142	187

Net income before noncontrolling interests and dividends	533	408	562
Net income attributable to noncontrolling interests	(18)	(14)	(25)
Preferred stock dividends	(43)	(23)	(5)

Net income attributable to common stockholders	$472	$371	$532

Earnings per common share—basic	8.03	6.32	10.20
Earnings per common share—diluted	7.92	6.22	10.03

Balance Sheet Data

(Dollars in millions, except share data)	March 31, 2022	December 31, 2021	March 31, 2021
Available-for-sale securities	$25,991	$27,221	$25,986
Held-to-maturity securities	98,707	98,195	41,165
Non-marketable and other equity securities	2,605	2,543	1,858
Loans, amortized cost	68,665	66,276	47,675
Allowance for credit losses: loans	(421)	(422)	(392)
Goodwill	375	375	143
Total assets	220,355	211,478	142,347

Noninterest-bearing demand deposits	127,997	125,851	84,440
Interest-bearing deposits	70,137	63,352	39,710
Long-term debt	2,571	2,570	1,338
Total liabilities	203,995	194,869	132,226
Preferred stock	3,646	3,646	1,079
Total SVBFG stockholders’ equity	15,980	16,236	9,895

Common stock issued and outstanding	58,840,156	58,748,469	54,001,797
Book value per common share	$209.62	$214.30	$163.25

The review of the quarter ended March 31, 2022 is still continuing. The above preliminary results as of and for the quarter ended March 31, 2022 are preliminary and unaudited. Our independent registered public accountants are currently performing their interim quarterly review procedures in anticipation of our expected filing of our Quarterly Report on Form 10-Q for the period ended March 31, 2022. Our actual results as of and for the quarter ended March 31, 2022 could differ, perhaps materially, from the preliminary results discussed in this prospectus supplement.

Summary of the Offering

The following summary contains basic information about the Notes and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the Notes. For a complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of Notes.”

Issuer	SVB Financial Group, a Delaware corporation and a financial holding company.

Notes Offered	$ aggregate principal amount of % Senior Fixed Rate/Floating Rate Notes due 2028.

$ aggregate principal amount of % Senior Fixed Rate/Floating Rate Notes due 2033.

Issue Date	, 2022

Maturity	The 2028 Notes will mature on , 2028 (the “2028 Notes Maturity Date”).

The 2033 Notes will mature on , 2033 (the “2033 Notes Maturity Date” and, together with the 2028 Notes Maturity Date, the “Notes Maturity Date”).

Fixed Rate Period	With respect to the 2028 Notes, from and including , 2022 to but excluding , 2027.

With respect to the 2033 Notes, from and including , 2022 to but excluding , 2032.

Fixed Interest Rate	With respect to the 2028 Notes, % annually.

With respect to the 2033 Notes, % annually.

Fixed Interest Payment Dates	With respect to the 2028 Notes, and of each year, commencing on , 2022 and ending on , 2027.

With respect to the 2033 Notes, and of each year, commencing on , 2022 and ending on , 2032.

Floating Rate Period	With respect to the 2028 Notes, from and including , 2027 to but excluding the 2028 Notes Maturity Date.

With respect to the 2033 Notes, from and including , 2032 to but excluding the 2033 Notes Maturity Date.

Floating Interest Rate	With respect to the 2028 Notes, Compounded SOFR, determined as set forth under “Description of Notes—Interest,” plus %.

With respect to the 2033 Notes, Compounded SOFR, determined as set forth under “Description of Notes—Interest,” plus %.

Floating interest payment dates	With respect to the 2028 Notes, , 2027, , 2027, , 2028 and at the 2028 Notes Maturity Date.

With respect to the 2033 Notes, , 2032, , 2032, , 2033 and at the 2033 Notes Maturity Date.

Record Dates	15 calendar days prior to each interest payment date.

No Guarantees	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking	The Notes will be our senior unsecured obligations and will rank equally with each other and all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. As of March 31, 2022, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $201.2 billion. All of such debt and other liabilities would rank structurally senior to the Notes in case of liquidation or otherwise. As of March 31, 2022, SVB Financial Group (parent company only) had an aggregate of approximately $2.6 billion of outstanding unsecured senior debt. The indenture pursuant to which we will issue the Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Redemption/Repayment	The 2028 Notes may be redeemed by us, at our option, in whole but not in part, by us on ,2027, the date that is one year prior to the 2028 Notes Maturity Date, at a redemption price equal to 100% of the principal amount of the 2028 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, the 2028 Notes will be redeemable in whole or in part by us on or after the 30th day prior to the 2028 Notes Maturity Date at a redemption price equal to 100% of the principal amount of the 2028 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The 2033 Notes may be redeemed by us, at our option, in whole but not in part, by us on , 2032, the date that is one year prior to the 2033 Notes Maturity Date, at a redemption price equal to 100% of the principal amount of the 2033 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, the 2033 Notes will be redeemable in whole or in part by us on or after the 90th day prior to the 2033 Notes Maturity Date at a redemption price equal to 100% of the principal amount of the 2033 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The Notes will not be subject to repayment at the option of the holder at any time prior to maturity.

See “Description of Notes—Redemption.”

Sinking Fund	There is no sinking fund for the Notes.

Further Issuances	The 2028 Notes are initially offered in the principal amount of $ , and the 2033 Notes are initially offered in the principal amount of $ . We may, without notice or your consent, increase the principal amount of either series of the Notes by issuing an unlimited principal amount of additional notes in the future on the same terms and conditions as the applicable series of Notes offered hereby, except for any differences in the issue date, issue price and interest accrued prior to the date thereof, and with the same CUSIP number as the applicable series of Notes offered hereby, and such additional notes will constitute and form a single series with the applicable series of Notes offered hereby; provided that if any additional notes are not fungible with the applicable series of Notes offered hereby for U.S. federal income tax purposes, such additional notes will be issued under one or more separate CUSIP numbers.

Use of Proceeds	The net proceeds to us from the sale of the Notes, after deduction of underwriting discounts and commissions and estimated expenses payable by us, will be approximately $ million, and we intend to use the net proceeds for general corporate purposes.

Form and Denomination	The Notes will be offered in book-entry form through the facilities of The Depository Trust Company in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Investors may elect to hold interests in the Notes through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems.

Listing	The Notes will not be listed on any securities exchange.

Governing Law	The Notes and the indenture pursuant to which we will issue the Notes will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Notes.

Trustee	U.S. Bank Trust Company, National Association.

No Prior Market	The Notes will be new securities for which there is no existing market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. We cannot assure you that an active or liquid market for the Notes will develop or be maintained.

Conflicts of Interest	SVB Securities, our indirect, wholly owned subsidiary, is participating in this offering of Notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. SVB Securities is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

RISK FACTORS

An investment in the Notes involves certain risks. You should carefully consider (i) the risks described below, (ii) the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2021 and (iii) the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in any forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes and This Offering

The Notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The Notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make payments on the Notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the Notes.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are statutory and regulatory limitations on the payment of dividends by the Bank to us, as well as by us to our stockholders. Regulations of both the Board of Governors of the Federal Reserve System (the “FRB”) and the California Department of Business Oversight affect the ability of the Bank to pay dividends and other distributions to us and to make loans to us. If the Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make principal and interest payments on our debt, including the Notes.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the Notes to benefit indirectly from that distribution also will be subject to these prior claims. The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits, which means that our subsidiaries’ creditors will be paid from our subsidiaries’ assets before holders of the Notes would have any claims to those assets. Therefore, you should look only to our assets for payments on the Notes. At March 31, 2022, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $201.2 billion. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes.

The Notes will be effectively junior to all of our and our subsidiaries’ secured indebtedness.

The Notes will be effectively subordinated to any of the existing and future secured debt we or our subsidiaries may incur, to the extent of the value of the assets securing such debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the Notes will be entitled to be paid in full from our assets before any payment may be made with respect to the Notes. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the Notes. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.

As of March 31, 2022, SVB Financial did not have any secured indebtedness outstanding. However, the indenture under which the Notes will be issued does not preclude us from issuing secured debt. See the section of this prospectus supplement entitled “Description of Notes—Restrictive Covenants.”

There are limited covenants in the indenture pursuant to which we will issue the Notes.

Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture pursuant to which we will issue the Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the indenture from granting security interests over our assets, except to the extent described under “Description of Notes—Merger, Consolidation or Sale of Assets” and “Description of Notes—Restrictive Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes—Merger, Consolidation or Sale of Assets” and “Description of Notes— Restrictive Covenants” included in this prospectus supplement. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the Notes. If any such transaction should occur, the value of your Notes may decline.

Events for which acceleration rights under the Notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to the issue date of the Notes.

Immediately prior to the delivery of the Notes, we expect to enter into a First Supplemental Indenture, to be dated     , 2022, between us and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “First Supplemental Indenture”) to the indenture governing the Notes, dated as of September 20, 2010, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), a national banking association, as trustee (the “indenture”), pursuant to which the terms of our senior debt securities to be issued on or after the date of the First Supplemental Indenture, including the Notes, will be modified. The modifications to the terms of our senior debt securities will include, among other things, limiting the circumstances under which the payment of the principal amount of such senior debt securities can be accelerated.

All or substantially all of our outstanding senior debt securities issued prior to the issue date of the Notes (the “Existing Senior Debt Securities”) provide acceleration rights for nonpayment of principal, premium (if any) or interest and for certain events relating to our bankruptcy, insolvency or reorganization. The Existing Senior Debt Securities also provide acceleration rights for our failure to perform any other covenant or warranty in the indenture governing the notes for 90 days after we have received written notice of such failure, as well as for certain events relating to the bankruptcy, insolvency or reorganization of any principal subsidiary bank. In addition, the Existing Senior Debt Securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment.

However, under the indenture, as supplemented by the First Supplemental Indenture, payment of the principal amount of the 2028 Notes or the 2033 Notes:

•

may be accelerated only for (i) our failure to pay the principal of, premium (if any) or interest on the applicable series of Notes when due by its terms or following a notice of redemption on a redemption date and, in each case, if such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of SVB Financial; and

•

may not be accelerated if we fail to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) when due by its terms or following a notice of redemption on a redemption date in the indenture governing the applicable series of Notes.

As a result of these differing provisions, if we breach or otherwise fail to perform any covenant or agreement (other than nonpayment of principal, premium (if any) or interest) when due by its terms or following a notice of redemption on a redemption date that applies both to (i) either the 2028 Notes or the 2033 Notes and (ii) to any Existing Senior Debt Securities, or if certain events of bankruptcy, insolvency or reorganization occur with respect to any principal subsidiary bank, the trustee and the holders of the Existing Senior Debt Securities would have acceleration rights that would not be available to the trustee or the holders of the applicable series of Notes. In addition, if we fail to pay the principal of any Existing Senior Debt Securities when due, an event of default would occur immediately with respect to such Existing Senior Debt Securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the applicable indenture under which such Existing Senior Debt Securities were issued), whereas, if we fail to pay the principal of the 2028 Notes or the 2033 Notes when due by its terms or following a notice of redemption on a redemption date, the trustee and the holders of the applicable series of Notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of Existing Senior Debt Securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the Notes could adversely affect our ability to make timely payments on the Notes thereafter. These limitations on the rights and remedies of holders of the Notes could adversely affect the market value of the Notes, especially during times of financial stress for us or our industry.

Holders of the Notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

If we sell or convey all or substantially all of our assets to one or more of our direct or indirect majority-owned subsidiaries, under the indenture, as supplemented by the First Supplemental Indenture, such subsidiary or subsidiaries will not be required to assume our obligations under the Notes, and we will remain the sole obligor on the Notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the Notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of Notes— Merger, Consolidation or Sale of Assets” for further information.

The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The Notes are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

You may be unable to sell the Notes because there is no public trading market for the Notes.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the Notes will be relatively illiquid and you may be unable to sell your Notes at a premium to the purchase price, or at all. Although the underwriters have advised us that, following completion of the offering of the Notes, one or more of the underwriters currently intends to make a secondary market in the Notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the Notes may not develop or any such market may not have sufficient liquidity.

If a trading market for the Notes develops, changes in our credit ratings or the debt markets could adversely affect the liquidity and market price of the Notes.

If a trading market develops, the liquidity and prices of the Notes will depend on many factors, including: (i) our credit ratings with major credit rating agencies; (ii) the prevailing interest rates being paid by other companies similar to us; (iii) our financial condition, financial performance and future prospects; (iv) the overall condition of the financial markets; and (v) supply and demand of the applicable series of Notes. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations could have an adverse effect on the liquidity and price of the Notes. In particular, rising interest ratings would adversely affect the market price of the Notes.

In addition, credit rating agencies periodically review their ratings and ratings methodologies for the companies that they follow, including SVB Financial, the issuer of the Notes, and the Bank, our depository institution subsidiary. However, our ratings may not reflect the potential impact of risks related to market or other factors, including the risks and uncertainties associated with COVID-19 and the conflict between Russia and Ukraine and other political or macroeconomic conditions and the impact they may have on our business, results of operations and financial condition. A negative change in ratings could have an adverse effect on the liquidity and price of the Notes.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Redemption may adversely affect your return on the Notes.

We have the right to redeem some or all of the Notes from time to time prior to maturity. We may redeem some or all of the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Notes.

The amount of interest payable with respect to each interest period during the applicable floating rate period will be determined near the end of such interest period for the Notes.

The interest rate for each interest period during the applicable floating rate period will only be capable of being determined near the end of such interest period in relation to the Notes. Consequently, it may be difficult for investors in the Notes to estimate reliably the amount of interest that will be payable on the Notes.

The interest rate on the Notes during the applicable floating rate period will be based on a compounded SOFR, which will be determined by reference to the SOFR Index, a relatively new market index.

For each interest period during the applicable floating rate period, the interest rate on the Notes will be based on a compounded SOFR rate calculated by reference to the SOFR Index (as defined below) using the specific formula described in this prospectus supplement. The SOFR Index measures the cumulative impact of compounding the daily secured overnight financing rate (“SOFR”) as provided by the Federal Reserve Bank of New York (the “FRBNY”). The value of the SOFR Index on a particular business day reflects the effect of compounding SOFR on such business day and allows the calculation of compounded SOFR averages over custom time periods. For this and other reasons, the interest rate during any Observation Period (as defined below) will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during the Observation Period for an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction in the Compounded SOFR (as defined below) used to calculate the interest rate on the Notes during the relevant interest period.

The FRBNY only began publishing the SOFR Index on March 2, 2020. In addition, limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for Compounded SOFR used in the Notes may not be widely adopted by other market participants, if at all. The market value of the Notes would likely be adversely affected if the market adopts a different calculation method.

SOFR has a limited history, and its historical performance is not indicative of future performance.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the Notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the Notes may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the Notes. Changes in the levels of SOFR will affect Compounded SOFR and, therefore, the return on the Notes and the trading price of such Notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or Compounded SOFR will be positive.

The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and any failure of SOFR to gain market acceptance could adversely affect the Notes.

SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London interbank offered rate (“U.S. dollar LIBOR”) in part because it is considered representative of general funding conditions in the overnight Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. In addition, SOFR is an overnight rate, while U.S. dollar LIBOR represents interbank funding over different maturities. As a result, there can be no assurance that SOFR or the SOFR Index will perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility, or global or regional economic, financial, political, regulatory, judicial or other events.

The differences between SOFR and U.S. dollar LIBOR may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. In addition, an established trading market for the Notes may never develop or may not be very liquid if developed. Market terms for debt securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions applicable to the Notes, may evolve over time, and as a result, trading prices of the Notes may be lower than those of later-issued debt securities that are linked to SOFR. If for these or other reasons SOFR does not prove to be widely used in debt securities that are similar or comparable to the Notes, the trading price of the Notes may be lower than those of debt securities that are linked to rates that are more widely used. Investors in the Notes may not be able to sell their Notes at all or may not be able to sell their Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The SOFR Index may be modified or discontinued and the Notes may bear interest during the applicable floating rate period by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Notes.

The interest rate during the applicable floating rate period for the Notes will be determined by reference to the SOFR Index as published by the FRBNY, as administrator of SOFR, based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. The FRBNY may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. These changes may be materially adverse to the interests of investors in the Notes, by, for example, reducing the amount of interest payable on the Notes during the applicable floating rate period and the trading prices of the Notes. In addition, the FRBNY may withdraw, modify or amend the published SOFR Index or other SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or other SOFR data that the FRBNY may publish after the interest rate for such interest period has been determined.

If we or our designee determine that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred with respect to the Notes, then the interest rate on the Notes during the applicable floating rate period will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Description of Notes—Interest on the Notes—Floating Rate Period—Compounded SOFR.” If a particular Benchmark Replacement (as defined below) or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the Alternative Reference Rates Committee (“ARRC”)), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us or our designee.

In addition, the terms of the Notes expressly authorize us or our designee, in connection with a Benchmark Replacement, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the Notes during the applicable floating rate period by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes.

Further, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predictable based on historical performance, (iv) the secondary trading market for the Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR, during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

We or our designee will make certain determinations with respect to the Notes, which determinations may adversely affect the Notes.

We or our designee will make certain determinations with respect to the Notes as further described under the caption “Description of Notes—Interest on the Notes—Floating Rate Period.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the Notes in our or our designee’s sole discretion as further described under the caption “Description of Notes—Interest on the Notes—Floating Rate Period—Compounded SOFR.” In making such determinations, potential conflicts of interest may exist between us, or our designee, and you. Any of these determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Notes, the return on the Notes and the price at which you can sell the Notes. For further information regarding these types of determinations, see “Certain Terms of the Notes—Interest—Floating Rate Period—Compounded SOFR.” None of the trustee, the paying agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Compounded SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

CAPITALIZATION

The following table sets forth our cash and due from banks, short-term borrowings, and capitalization as of March 31, 2022 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance of the Notes. The table reflects certain unaudited consolidated financial information as of March 31, 2022 that was included in our Current Report on Form 8-K filed on April 21, 2022, which is not incorporated in this prospectus supplement. The review of our financial results as of March 31, 2022 has not yet been completed. These preliminary financial results are subject to change. You should read this table in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes to such statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted
	(dollars in millions, except for par value and share data)
Cash and due from banks	$20,106	$

Short-term borrowings	$99		$99

Long-term debt:
3.500% Senior Notes due January 2025(1)	$349		$349
2.100% Senior Notes due May 2028(1)	496		496
3.125% Senior Notes due June 2030(1)	496		496
1.800% Senior Notes due February 2031(1)	495		495
1.800% Senior Notes due October 2026(1)	645		645
% Senior Fixed Rate/Floating Rate Notes due 2028 (1)	—

% Senior Fixed Rate/Floating Rate Notes due 2033 (1)	—

Trust Preferred Debt BPFH I & II, 2004 & 2005	90		90

Total long-term debt	$2,571	$

5.250% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.001 par value, liquidation preference of $1,000 per share, 350,000 shares outstanding, actual and as adjusted(2)	340		340
Series B Non-Cumulative Perpetual Preferred Stock, $0.001 par value, liquidation preference of $100,000 per share, 7,500 shares outstanding, actual and as adjusted(2)	739		739
Series C Non-Cumulative Perpetual Preferred Stock, $0.001 par value, liquidation preference of $100,000 per share, 10,000 shares outstanding, actual and as adjusted(2)	986		986
Series D Non-Cumulative Perpetual Preferred Stock, $0.001 par value, liquidation preference of $100,000 per share, 10,000 shares outstanding, actual and as adjusted(2)	988		988
Series E Non-Cumulative Perpetual Preferred Stock, $0.001 par value, liquidation preference of $100,000 per share, 6,000 shares outstanding actual and as adjusted(2)	593		593

	Actual	As Adjusted
	(dollars in millions, except for par value and share data)
Common Stock, $0.001 par value, 150,000,000 shares authorized; 58,677,483 shares outstanding, actual and as adjusted	—		—
Additional paid-in capital	5,180		5,180
Retained earnings	7,914		7,914
Accumulated other comprehensive income	(761)		(761)

Total SVB stockholders’ equity	$15,979		$15,979
Noncontrolling interests	380		380

Total equity	$16,359		$16,359

Total capitalization	$18,930	$

(1)	Notes shown at carrying value.
(2)	Presented net of issuance costs

USE OF PROCEEDS

The net proceeds to us from the sale of the Notes, after deduction of underwriting discounts and commissions and estimated expenses payable by us, will be approximately $            million. We intend to use the net proceeds for general corporate purposes, which may include working capital, capital investments and expenditures, supporting capital ratios at the Bank and capitalizing other operating subsidiaries allowing continued support of Bank clients. We will retain broad discretion over the use of the net proceeds.

DESCRIPTION OF NOTES

General

Each series of the Notes will be a separate series of our senior debt securities. The Notes will be issued under a senior indenture, dated as of September 20, 2010, as supplemented by the First Supplemental Indenture, to be dated as of            2022, between us and U.S. Bank Trust Company, National Association, a national banking association, as trustee (as so supplemented, the “indenture”). The senior indenture has been filed as an exhibit to the registration statement and as an exhibit to our Current Report on Form 8-K filed on September 20, 2010 and the First Supplemental Indenture will be filed on Form 8-K within four business days of        , 2022. The following description of the Notes may not be complete and is subject to and qualified in its entirety by reference to the indenture. The terms of the Notes also include those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. Wherever we refer to particular sections or defined terms of the indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement.

The Notes will be issued in fully registered book-entry form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the Notes on any securities exchange. The Notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Notes will not be guaranteed by any of our subsidiaries. Our subsidiaries may, without notice or consent of the holders of the Notes, incur additional debt or liabilities in the future, all of which would rank structurally senior to the Notes. SVB Financial may from time to time, without notice or consent of the holders of the Notes, incur additional senior indebtedness ranking equally with the Notes, as well as additional subordinated indebtedness ranking junior to the Notes. As of March 31, 2022, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, was approximately $201.2 billion. All of such debt and other liabilities would rank structurally senior to the Notes in case of liquidation or otherwise. As of March 31, 2022, SVB Financial Group (parent company only) had an aggregate of approximately $2.6 billion of outstanding unsecured senior debt.

Because we are a holding company, our rights and the rights of our creditors, including holders of the Notes, to participate in the assets of any of our subsidiaries upon the liquidation or reorganization of any of our subsidiaries will be subject to prior claims of the creditors of any such subsidiary, including, in the case of the Bank, its depositors, except to the extent that we are a creditor of such subsidiary with recognized claims against the subsidiary. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

The Notes will be subject to defeasance under the conditions described below in “—Discharge, Defeasance and Covenant Defeasance.” Except in connection with certain optional redemption circumstances for the Notes described under “—Redemption,” no additional amounts will be payable with respect to the Notes. The Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the FRB or any other governmental agency or instrumentality.

The 2028 Notes will initially be limited to an aggregate principal amount of $                 , and the 2033 Notes will initially be limited to an aggregate principal amount of $                  . We may, without the consent of the holders of the Notes, increase the principal amount of either series of the Notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue date, the issue price and interest accrued prior to the date of issuance of the additional notes, and with the same CUSIP number as the applicable series of Notes offered by this prospectus supplement; provided that if any additional notes are not fungible with the applicable series of Notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will be issued under one or more separate CUSIP numbers. Each series of Notes offered by this prospectus supplement and any additional notes of such series would rank equally and ratably and would be treated as a single series for all purposes under the indenture for the series of Notes, except to the extent set forth in the preceding sentence. No additional notes may be issued if any event of default has occurred and is continuing with respect to the Notes.

The principal of the Notes will be payable on the applicable Notes Maturity Date or such earlier date set for redemption of any Notes (together with any interest and/or premium then payable), as applicable. If any Notes Maturity Date or redemption date falls on a day that is not a “business day” (as defined below), any payment in relation to such date will be postponed to the next day that is a business day, and no interest shall accrue on the amount payable for the period from and after such Notes Maturity Date or redemption date. Payments of principal and interest to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System. When we refer to a “business day” with respect to the Notes, we mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the place of payment that are authorized or obligated by law or executive order to close.

Interest on the Notes

Interest on the Notes will accrue from, and including,     , 2022 to, but excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date, applicable Notes Maturity Date or redemption date, as the case may be. Each of these periods is referred to as an “interest period” for the Notes.

Fixed Rate Period

During the period from, and including,    , 2022 to, but excluding,    , 2027, the 2028 Notes will accrue interest at the rate of    % per annum. Such interest will be payable semi-annually in arrears on    and    of each year, commencing on    , 2022 and ending on    , 2027. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

During the period from, and including,    , 2022 to, but excluding,    , 2032, the 2033 Notes will accrue interest at the rate of    % per annum. Such interest will be payable semi-annually in arrears on    and    of each year, commencing on    , 2022 and ending on    , 2032. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If an interest payment date falls on a day that is not a business day, the related payment of interest will be made on the next day that is a business day, and no interest on the Notes or such payment will accrue for the period from and after the interest payment date.

Floating Rate Period

During the period from, and including,     , 2027 to, but excluding, the 2028 Notes Maturity Date, the 2028 Notes will bear interest at a floating rate per annum equal to Compounded SOFR plus    %, as determined in arrears by the Calculation Agent (as defined below) in the manner described below. Such interest will be payable quarterly in arrears on        , 2027,    , 2027,    , 2028 and at the 2028 Notes Maturity Date.

During the period from, and including,     , 2032 to, but excluding, the 2033 Notes Maturity Date, the 2033 Notes will bear interest at a floating rate per annum equal to Compounded SOFR plus    %, as determined in arrears by the Calculation Agent (as defined below) in the manner described below. Such interest will be payable quarterly in arrears on        , 2032,    , 2032,    , 2033 and at the 2033 Notes Maturity Date.

Compounded SOFR for each interest period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such interest period. If an interest payment date (other than a Notes Maturity Date or redemption date) falls on a day that is not a business day, such interest payment date will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day.

Interest will be computed on the basis of the actual number of days in each interest period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the Notes for each interest period will be computed by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the applicable Observation Period relating to such interest period (or any other relevant period) divided by 360. The interest rate on the Notes will in no event be lower than zero.

The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date (as defined below) for such interest period and prior to the relevant interest payment date and will notify us, the trustee and the paying agent of Compounded SOFR, such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date. At the request of a holder of the Notes, the Calculation Agent will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period, after Compounded SOFR, such interest rate and accrued interest have been determined.

Secured Overnight Financing Rate and the SOFR Index

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.

The SOFR Index is published by the FRBNY and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.

The FRBNY notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period during the floating rate period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the FRBNY may publish after the interest rate for that interest period has been determined.

Compounded SOFR

With respect to any interest period during the floating rate period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR Index Start” = For periods other than the initial interest period during the floating rate period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR

Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period (such first day expected to be        , 2027 for the 2028 Notes and        , 2032 for the 2033 Notes);

“SOFR Index End” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the applicable Notes Maturity Date or redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each interest payment date (or preceding the applicable Notes Maturity Date or redemption date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the applicable Notes Maturity Date or redemption date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the indenture or the Notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period will be an annual rate equal to the sum of the Benchmark Replacement plus    %.

SOFR Index Unavailable Provisions

If a SOFR Index Start or SOFR Index End is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and

•	notwithstanding anything to the contrary in the indenture or the Notes, shall become effective without consent from the holders of the Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by us or our designee (which may be our affiliate) on the basis as described above, and in no event shall the Calculation Agent, the trustee or the paying agent be responsible for making any such determination, decision or election.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and we or our designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means the firm appointed by us prior to the commencement of the floating rate period. We or an affiliate of ours may assume the duties of the Calculation Agent. The institution serving as the trustee shall have no obligation to serve as Calculation Agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The interest rate and amount of interest to be paid on the Notes for each interest period will be determined by the Calculation Agent. All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the issuer and the holders of the Notes. So long as Compounded SOFR is required to be determined with respect to the Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish Compounded SOFR for any interest period, or we propose to remove such Calculation Agent, we will appoint another Calculation Agent.

None of the trustee, the paying agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

None of the trustee, the paying agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties.

Ranking

The Notes will be senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness and will be effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of Notes to benefit indirectly from such distribution, is subject to prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries, including the Bank, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Our subsidiaries may, without notice or consent of the holders of the Notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes. As of March 31, 2022, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $201.2 billion. All of such debt and other liabilities would rank structurally senior to the Notes in case of liquidation or otherwise.

Redemption

We may redeem the 2028 Notes, at our option, in whole but not in part, on        , 2027, the date that is one year prior to the 2028 Notes Maturity Date, at a redemption price equal to 100% of the principal amount of the 2028 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, we may redeem the 2028 Notes, in whole or in part, on or after the 30th day prior to the maturity date at a redemption price equal to 100% of the principal amount of the 2028 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

We may redeem the 2033 Notes, at our option, in whole but not in part, on        , 2032, the date that is one year prior to the 2033 Notes Maturity Date, at a redemption price equal to 100% of the principal amount of the 2033 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, we may redeem the 2033 Notes, in whole or in part, on or after the 90th day prior to the maturity date at a redemption price equal to 100% of the principal amount of the 2033 Notes (par), plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to the relevant redemption date will be payable to the holders of such Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the indenture. The trustee will have no duty to calculate, or verify the determination of, the redemption price. If any Notes are redeemed, the redemption price payable to the holder of any Notes called for redemption will be payable on the applicable redemption date against the surrender to us or our agent of any certificate(s) evidencing the Notes called for redemption or pursuant to the applicable procedures of DTC.

A notice of redemption shall be given by first class mail to the holders of record of the Notes to be redeemed (with a copy to the trustee) at their respective addresses appearing on the securities register with respect to the Notes (provided that, if the Notes are held in book-entry form through the DTC (as defined in “Book-Entry, Delivery and Form” below), we may give such notice in any manner permitted by DTC). Any notice of redemption shall be sent at least 10 days and no more than 60 days before the redemption date, and each notice of redemption will include a statement setting forth, for the Notes:

•	the redemption date;

•	the redemption price and accrued interest to, but excluding, the redemption date, if any;

•

if less than all of the Notes are to be redeemed, the identification of the particular Notes to be redeemed, the principal amount of Notes to be redeemed, and a statement that, upon surrender of any certificate(s) evidencing the Notes called for redemption, the holder of such certificate(s) will receive, without charge, a new certificate(s) of authorized denominations for the principal amount of Notes represented by the original certificate(s) not redeemed on the redemption date;

•

that on the redemption date, the redemption price and accrued interest to, but excluding, the redemption date, if any, will become payable upon the Notes, or the portion thereof being redeemed, and, if applicable, that interest on any Notes redeemed shall cease to accrue on and after the redemption date (unless we default in the payment of the redemption price);

•

the place or places where any certificate(s) evidencing the Notes called for redemption are to be surrendered for payment of the redemption price and accrued interest to, but excluding, the redemption date, if any; and

•	the CUSIP number of the Notes.

Any notice of redemption mailed or otherwise delivered as described above shall be conclusively presumed to have been duly given, whether or not any holder of Notes receives such notice. Failure to duly give notice of redemption, or any defect in such notice, to any holder whose Notes are designated for redemption in whole or in part will not affect the validity of the proceedings for the redemption of any other Notes. Notice of redemption of Notes to be redeemed at the election of SVB Financial shall be given by us or, at our request, at least two business days before such notice is to be sent to the holders, by the trustee in the name and at the expense of SVB Financial and shall be irrevocable.

On or prior to any redemption date, we will deposit with the trustee or a paying agent an amount of money sufficient to pay on the redemption date the redemption price of, and accrued interest to, but excluding, the redemption date (if any), all Notes to be redeemed on such date. After notice of a redemption has been given as described above, the Notes to be redeemed will, on the applicable redemption date, become due and payable at the redemption price, and from and after such redemption date, those Notes selected for redemption shall cease to bear interest (unless we default in the payment of the redemption price). If we elect to redeem fewer than all the Notes, the trustee will select the particular Notes to be redeemed on a pro rata basis, by lot or by such other method that the trustee deems fair and appropriate (and in the case of global notes, in accordance with the applicable procedures of DTC).

The Notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

Restrictive Covenants

Limitation on Liens

As long as any of the Notes are outstanding, we will not, and will not permit any subsidiary (defined as any corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by us or one or more of our subsidiaries, or by us and one or more of our other subsidiaries) to, pledge, mortgage or hypothecate or permit to exist any pledge, mortgage or hypothecation or other lien upon any voting shares of any principal subsidiary bank to secure any indebtedness for borrowed money without making effective provisions whereby the Notes then outstanding, and, at our option, any other senior indebtedness ranking equally with the Notes, shall be equally and ratably secured with any and all such indebtedness.

Notwithstanding the foregoing, the limitation on liens does not prohibit the mortgage, pledge or hypothecation of, or the establishment of a lien:

•

to secure our indebtedness or the indebtedness of a subsidiary as part of the purchase price of such voting shares, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

•

by the acquisition by us or any subsidiary of any voting shares subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of the acquisition (whether or not the obligations secured thereby are assumed by us or such subsidiary);

•

by the assumption by us or any subsidiary of obligations secured by mortgages on, pledges or hypothecations of, or other liens on, any such voting shares, existing at the time of the acquisition by us or such subsidiary of such voting shares;

•

by the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing three clauses; provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount so secured at the time of each extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the voting shares that were subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or

•

by liens to secure loans or other extensions of credit by a subsidiary bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder.

The limitation on liens also does not prohibit:

•

liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by us or a subsidiary in good faith by appropriate proceedings and we or such subsidiary has set aside on the books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles); or

•	the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 90 days.

A principal subsidiary bank is defined as the Bank or any other U.S. subsidiary bank, the consolidated assets of which constitute 20 percent or more of our consolidated assets or any other subsidiary bank designated as a principal subsidiary bank pursuant to a board resolution and set forth in an officers’ certificate delivered to the trustee. Voting shares are defined as outstanding shares of capital stock of any class having voting power under ordinary circumstances to elect at least a majority of the board of directors.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor entity, if any, is a U.S. corporation;

•	the successor entity expressly assumes, pursuant to a supplemental indenture, our obligations on the Notes and under the indenture; and

•

immediately after giving effect to the transaction, no event of default (as defined below) (and, with respect to any series of senior debt securities issued on or after         , 2022, including the Notes, no covenant breach (as defined below)) shall have occurred and be continuing and no event which, after notice or the lapse of time or both, would become an event of default (or, with respect to any series of senior debt securities issued on or after         , 2022, including the Notes, a covenant breach), shall have occurred and be continuing.

Upon any such consolidation or merger, or conveyance, transfer or lease, the successor corporation formed, or into which we are merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, us under the indenture.

With respect to senior debt securities issued on or after         , 2022, including the Notes, the foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the Notes and we would remain the sole obligor on the Notes.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the indenture providing for a put or increased interest or that would otherwise afford holders of the Notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person “substantially as an entirety.”

Events of Default, Covenant Breaches, Notice and Waiver

The indenture defines an “event of default” with respect to any series of senior debt securities issued on or after        , 2022, including each of the 2028 Notes and 2033 Notes, as being any one of the following events:

1.	failure to pay interest on such series for 30 days after the payment is due;

2.	failure to pay the principal of or premium, if any, on such series for 30 days after the payment is due; and

3.	the occurrence of certain events involving bankruptcy, insolvency or reorganization of SVB Financial.

Subject to the following paragraph, for senior debt securities issued on or after        , 2022, including the Notes, no other defaults under or breaches of the indenture or any senior debt securities or the applicable series of Notes, will result in an event of default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a covenant breach) will result in a right of acceleration of the payment of the outstanding principal amount of such debt securities or the applicable series of Notes. However, certain events may give rise to a covenant breach, as described below under “— Covenant Breaches.”

We may change, eliminate or add to the events of default with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. For the avoidance of doubt, the only events of default with respect to the Notes are those set forth above.

An event of default of one series of senior debt securities under the indenture, including each of the 2028 Notes and 2033 Notes, is not necessarily an event of default for any other series of senior debt securities.

The indenture defines a “covenant breach” with respect to any series of senior debt securities issued on or after     , 2022, including the Notes, as being any one of the following events:

1.	failure to deposit any sinking fund payment with respect to such series when due; or

2.

failure to perform any other covenant or agreement (other than nonpayment of principal, premium (if any) or interest) when due by its terms or following a notice of redemption on a redemption date with respect to such series as set forth in the indenture for 90 days after we have received written notice of the failure to perform in the manner specified with respect to such series as set forth in the indenture.

We may change the definition of “covenant breach” with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. A covenant breach shall not be an event of default with respect to any security.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, or interest. However, the trustee must consider it to be in the interest of the holders of the Notes to withhold this notice. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or covenant breach in respect of the relevant senior debt securities.

If an event of default, other than an event of default described in clause (3) above, shall occur and be continuing with respect to either series of the Notes, either the trustee or the holders of at least 25 percent in aggregate principal amount of such outstanding Notes may declare the principal amount and premium, if any, of the applicable series of Notes, together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (3) above shall occur, the principal amount and premium, if any, of all the Notes, together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable.

For senior debt securities issued on or after        , 2022, including the Notes, such acceleration will not be permitted for reasons other than a specified payment default or a bankruptcy, insolvency or reorganization event that constitutes an event of default in respect of such senior debt securities. Neither the trustee nor any holders of such senior debt securities will have any enforcement right or other remedy in respect of covenant breaches (including breaches of the covenant described under “—Merger, Consolidation or Sale of Assets”) except as described below.

If an event of default (or, with respect to senior debt securities issued on or after        , 2022 (including the Notes), a covenant breach) with respect to any series of senior debt securities occurs and is continuing, the trustee may in its discretion, subject to the rights, privileges and immunities set forth in the indenture, proceed to protect and enforce the rights vested in it by the indenture by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights.

After acceleration, the holders of a majority in aggregate principal amount of the Notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal or other specified amounts or interest or a default relating to a covenant or other provision of the indenture that cannot be waived without the consent of each holder of the Notes, have been cured or waived.

Other than the duty to act with the required care during an event of default or covenant breach, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity or security. Generally, the holders of a majority in aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of any senior debt security of any series, including the Notes, will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

1.

the holder has previously given to the trustee written notice of a continuing event of default (or, with respect to senior debt securities issued on or after        , 2022 (including the Notes), a covenant breach) with respect to the Notes;

2.

the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

3.

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium, if any, or interest on the Notes on or after the due date without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults and the status thereof.

Modification of the Indenture

The trustee and we may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the Notes.

We may also make modifications and amendments to the indenture for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to become the obligor and assume the covenants under the indenture;

•

adding covenants or events of default (or, with respect to senior debt securities issued on or after     , 2022 (including the Notes), a covenant breach), provided that such action shall not adversely affect the holders in any material respect;

•	making certain changes to facilitate the issuance of additional securities;

•	securing the Notes;

•	providing for guaranties of, or additional obligors on, the Notes;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities, errors or inconsistencies, provided that such action shall not adversely affect the holders in any material respect;

•	permitting or facilitating the defeasance and discharge of the Notes provided that such action shall not adversely affect the holders in any material respect; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding Note if such modification or amendment would:

•	change the stated maturity of the Notes;

•	reduce the principal, premium, if any, or interest on the Notes or any amount payable upon redemption;

•	reduce the principal of the Notes payable on acceleration of maturity;

•	change the place of payment or the currency in which the Notes are payable;

•	impair the right to enforce any payment on or after the stated maturity or redemption date; or

•	change the provisions in the indenture that relate to modifying or amending the indenture or waiver of past defaults.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the Notes, subject to limited exceptions, if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date on the Notes.

The indenture contains a provision that permits us to elect either or both of the following:

•

we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to the Notes. If we make this election, the holders of the Notes will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the Notes or the registration of transfer and exchange of Notes and replacement of lost, stolen or mutilated Notes.

•

we may elect to be released from our obligations under some or all of the restrictive covenants applicable to the Notes to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the Notes. This amount may be made in cash and/or certain U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such action were not to occur.

Same-Day Settlement and Payment

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Trustee

U.S. Bank Trust Company, National Association will act as trustee for the Notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Additionally, we maintain banking relationships with U.S. Bank Trust Company, National Association and its affiliates in the ordinary course of business. These banking relationships include correspondent banking and custodial services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the Notes, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

Miscellaneous

We, or our affiliates, may from time to time purchase any of the Notes that are then outstanding, by tender in the open market or by private agreement.

Notices

Any notices required to be given to the holders of the Notes represented by global securities will be given to DTC pursuant to DTC’s procedures.

Governing Law

The indenture and the Notes are governed by and will be construed in accordance with the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC”, will act as securities depository for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Notes, will be issued for the Notes and will be deposited with DTC.

Investors may elect to hold beneficial interests in the global security certificates representing the Notes through either DTC, in the United States, Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations that are participants in these systems.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the NYSE American LLC, and FINRA. Access to the depository system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchase of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser (which we refer to as “beneficial owners”) of the Notes will be recorded on the Direct or Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all global security certificates deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

If DTC notifies us that it is unwilling or unable to continue as depository for the global securities relating to the Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, we may appoint a successor depository. If we do not appoint such successor depository, or an event of default under the indenture with respect to the Notes has occurred and is continuing, we may be required to issue Notes in certificated form (the “Certificated Notes”) in exchange for that global security. Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Certificated Notes and will not be considered the registered holders of the Notes for any purpose, including receiving payments of principal or interest.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Notes represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such Notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the Notes represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any Notes represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such Notes.

All redemption proceeds, distributions and interest payments on the Notes and all transfers and deliveries of such Notes will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any affiliate thereof, or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. SVB Financial will not have any responsibility or liability for any aspect of DTC’s or any Direct or Indirect Participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Direct or Indirect Participant’s records relating to these beneficial ownership interests.

Neither SVB Financial, nor any of the underwriters or the trustee, will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC.

The information in this section concerning DTC and its book-entry system has been obtained from sources that SVB Financial believes to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities representing the Notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations (the “DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to the Notes by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire Notes in the initial offering at the offering price and you hold your Notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that owns Notes that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells Notes as part of a wash sale for tax purposes;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the United States dollar; or

•	a United States expatriate.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are for United States federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Payments of Interest. You will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes.

Purchase, Sale and Retirement of the Notes. Your tax basis in your Note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be taxable as ordinary income to the extent not previously included in income), and your tax basis in your Note. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Note and are, for United States federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are a United States holder, this subsection does not apply to you.

If you are a non-United States holder, under current United States federal income tax law, and subject to the discussions of FATCA withholding and backup withholding below, no income tax or withholding of United States federal income tax will apply to a payment of interest on a Note under the “Portfolio Interest Exemption,” provided that:

•

the payment of interest is not effectively connected with your conduct of a trade or business in the United States (or, if one of certain tax treaties applies, is not attributable to a permanent establishment maintained by you within the United States);

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•

either (i) you provide to the withholding agent, in accordance with specified procedures, a statement to the effect that you are not a United States person (generally through the provision of a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E) or (ii) a financial institution that holds the Notes on your behalf certifies to the applicable withholding agent that it has received such documentation from you and provides the applicable withholding agent with a copy thereof.

If you cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments of interest on the Notes made to you will be subject to a 30% United States federal withholding tax, unless you provide your withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E or other applicable certification establishing an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) IRS Form W-8ECI stating that the payment of interest on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Any gain realized on the disposition of a Note generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States (and, if one of certain tax treaties applies, is attributable to a permanent establishment maintained by you within the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If you are engaged in a trade or business in the United States (and, if one of certain tax treaties applies, if you maintain a permanent establishment within the United States in connection with that trade or business) and the interest or gain on the Notes is effectively connected with the conduct of that trade or business (and, if one of certain tax treaties applies, attributable to that permanent establishment), you will be subject to United States federal income tax on the interest or gain on a net income basis in the same manner as if you were a United States holder. In addition, a non-United States holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30% (or, if one of certain tax treaties applies, any lower rates as provided in that treaty) branch profits tax on any interest or gain that is effectively connected with the conduct of that trade or business.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the Notes could be affected by FATCA withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Notes through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, premium, if any, and interest on your Note, unless you are an exempt recipient, and provide any required proof of your status. In addition, we and other payors are required to report to the IRS any payment of proceeds from the disposition of a Note by you before maturity within the United States. Additionally, backup withholding may apply to any such payments if you fail to provide an accurate taxpayer identification number or a certification that you are not subject to backup withholding, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

In general (and except as described below), if you are a non-United States holder, backup withholding and information reporting will not apply to the payment of interest to you on the Notes, and backup withholding and information reporting will not apply to the proceeds from the disposition of the Notes by you, in each case, if you certify under penalties of perjury that you are a non-United States person. However, the amount of interest payments, the name and address of the beneficial owner and the amount, if any, of tax withheld with respect to these payments must be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Notes by employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, accounts or other arrangements described in and subject to Section 4975 of the Code, including individual retirement accounts (each, an “IRA”) or Keogh Plans, plans subject to any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to be “plan assets” of any such plan, account or arrangement (each, a “Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such ERISA Plan or the management or disposition of the assets of such ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. A fiduciary of a Plan should consider the fiduciary standards of ERISA or other applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, if applicable, and any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA, the Code or any applicable Similar Laws.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plan, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the ERISA Plan that engaged in such non-exempt prohibited transaction may be subject to penalties under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Because of our business, we and our current and future affiliates may be parties in interest or disqualified persons with respect to many Plans. The acquisition or holding of the Notes by an ERISA Plan or any entity whose underlying assets include “plan assets” by reason of any ERISA Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, any of the underwriters, dealers or agents, or any of our or their respective affiliates is a party in interest or disqualified person may result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the Notes are acquired and held (and to the extent applicable, disposed of) pursuant to an applicable statutory, class or prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of certain securities like the Notes, provided that neither we nor any of our affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more than, and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to transactions involving the Notes.

Because of the foregoing, the Notes should not be acquired or held by any person investing the assets of any Plan, unless such acquisition and holding will not constitute or result in (i) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a violation of any applicable Similar Laws.

Any purchaser, holder or subsequent transferee of the Notes or any interest therein will be deemed to have represented by its purchase and holding of our Notes or any interest therein that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or holding the Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase, holding and subsequent disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan, Plan Asset Entity, or Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in our Notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential applicability of ERISA and Section 4975 of the Code and the availability of exemptive relief under any of the PTCEs described above, or the potential consequences of any purchase under Similar Laws, as applicable. The acquisition, holding and, to the extent relevant, disposition of the Notes by or to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us, the underwriters, dealers or agents or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan, Plan Asset Entity or Non-ERISA Arrangement generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for any such Plan, Plan Asset Entity or Non-ERISA Arrangement generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the Notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters listed below for whom Goldman Sachs & Co. LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as representatives of the several underwriters named in Schedule I thereto. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed, severally and not jointly, to purchase at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of Notes listed next to its name below:

Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2033 Notes
Goldman Sachs & Co. LLC	$	$
BofA Securities, Inc.
Morgan Stanley & Co. LLC
SVB Securities LLC

Total	$	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased.

The underwriters propose to offer the Notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of (1)                  % of the principal amount of the 2028 Notes and (2)                  % of the principal amount of the 2033 Notes. The underwriters and the selling group members may allow a discount of (1)                  % of the principal amount of the 2028 Notes and (2)                  % of the principal amount of the 2033 Notes on sales to other brokers/dealers. After the initial offering of the Notes, the price to public and other selling terms may from time to time be varied by the underwriters. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:

Paid by us
Per 2028 Note		%
Total	$
Per 2033 Note		%
Total	$

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses in offering the Notes. We estimate that we will spend approximately $                  for expenses, excluding underwriting discounts, allocable to the offering.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. One or more underwriters have indicated that they intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Extended Settlement

We expect that delivery of the Notes will be made to investors on or about                 , 2022, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, during the period from the date of this prospectus supplement until the closing date of this offering, without first obtaining the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any debt securities (other than the Notes) issued or guaranteed by the Company and having a tenor of more than one year.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies.

Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend.

Further, SVB Securities, our indirect, wholly owned subsidiary, is participating in the offering as an underwriter. See “—Conflicts of Interest.”

Conflicts of Interest

SVB Securities, our indirect, wholly owned subsidiary, is participating in this offering of Notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. SVB Securities is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

In the future, SVB Securities or our other affiliates may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of the resale or at negotiated prices.

Selling Restrictions

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons and any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations, and ministerial guidelines of Japan.

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. The validity of the Notes offered hereby will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California. Davis Polk & Wardwell LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of SVB Financial Group as of December 31, 2021 and 2020, and each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

SVB FINANCIAL GROUP

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

Stock Purchase Contracts

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities and offerings in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus, along with any documents incorporated by reference, carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on The Nasdaq Global Select Market and trades under the ticker symbol “SIVB”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Unless the context requires otherwise, references to “we,” “us,” “our,” “SVB” or similar terms are to SVB Financial Group and its subsidiaries.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 7 of this prospectus, our most recent annual report on Form 10-K and in any similar section contained in or incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

THE SECURITIES THAT MAY BE ISSUED AND SOLD PURSUANT TO THIS PROSPECTUS WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBT SECURITIES THAT MAY BE ISSUED UNDER THIS PROSPECTUS WILL NOT BE NOT BANK DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated November 15, 2019

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings. The debt securities, preferred stock, warrants, units, and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities. This prospectus provides you with a general description of the securities we or any selling security holders to be named in a prospectus supplement may offer.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered and sold. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at Our website address is The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document for a more complete description of the relevant matters. You may review a copy of the registration statement through the SEC’s website.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2018;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

•

Current Reports on Form 8-K filed on January 4, 2019, January 10, 2019, February  20, 2019, March  29, 2019, April  29, 2019, September  3, 2019 (as amended by the Form 8-K/A filed on September  5, 2019), September  12, 2019, and October 24, 2019 (only with respect to Item 8.01);

•

Information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed March  11, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on April 23, 1987 with the SEC, including any amendment or report filed for the purposes of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

SVB Financial Group

Investor Relations

3003 Tasman Drive

Santa Clara, California 95054

(408) 654-7400

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Broadly speaking, forward-looking statements include, but are not limited to, the following:

•	Descriptions of our strategic initiatives, plans or objectives for future operations, including pending sales or acquisitions;

•	Forecasts of private equity/venture capital funding and investment levels;

•	Forecasts of future interest rates, economic performance, and income from investments;

•	Forecasts of expected levels of provisions for loan losses, nonperforming loans, loan growth and client funds; and

•	Descriptions of assumptions underlying or relating to any of the foregoing.

You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others:

•	Market and economic conditions, including the interest rate environment, and the associated impact on us;

•	The credit profile and credit quality of our loan portfolio and volatility of our levels of nonperforming assets and charge-offs;

•	The adequacy of our allowance for loan losses and the need to make provisions for loan losses for any period;

•	The borrowing needs of our clients;

•	The sufficiency of our capital and liquidity positions;

•	The levels of loans, deposits and client investment fund balances;

•

The performance of our portfolio investments; the general condition of the public and private equity and mergers and acquisitions markets and their impact on our investments, including equity warrant assets, venture capital and private equity funds and direct equity investments;

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•	Our overall investment plans and strategies; the realization, timing, valuation and performance of our equity or other investments;

•	The levels of public offerings, mergers and acquisitions and venture capital investment activity of our clients that may impact the borrowing needs of our clients;

•	The occurrence of fraudulent activity, including breaches of our information security or cyber security-related incidents; 4

•	Business disruptions and interruptions due to natural disasters and other external events;

•	The impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;

•	Expansion of our business internationally, and the impact of international market and economic events on us;

•

The impact of governmental policy, legal requirements and regulations, including the Economic Growth, Regulatory Relief and Consumer Protection Act and the Dodd-Frank Act, promulgated by the Federal Reserve and other regulatory requirements;

•	The impact of lawsuits and claims, as well as legal or regulatory proceedings;

•	The impact of changes in accounting standards and tax laws;

•	The levels of equity capital available to our client or portfolio companies;

•	The effectiveness of our risk management framework and quantitative models;

•

Our ability to maintain or increase our market share, including through successfully implementing our business strategy and undertaking new business initiatives, including through the integration of SVB Leerink; and

•

Such other factors discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement

We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this filing are made only as of the date of this filing. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein, except as required by law.

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THE COMPANY

SVB Financial Group (“SVB Financial”) is a diversified financial services company, as well as a bank holding company and a financial holding company. SVB Financial was incorporated in the state of Delaware in March 1999. Through our various subsidiaries and divisions, we offer a diverse set of banking and financial products and services to clients across the United States, as well as in key international innovation markets. For more than 35 years, we have been dedicated to helping support entrepreneurs and clients of all sizes and stages throughout their life cycles, primarily in the technology, life science/healthcare, private equity/venture capital and premium wine industries.

We offer commercial and private banking products and services through our principal subsidiary, Silicon Valley Bank (the “Bank”), which is a California state-chartered bank founded in 1983 and a member of the Federal Reserve System. The Bank and its subsidiaries also offer asset management, private wealth management and other investment services. In addition, through SVB Financial’s other subsidiaries and divisions, we offer investment banking services and non-banking products and services, such as funds management, M&A advisory services, venture capital and private equity investment. In addition, we focus on cultivating strong relationships with firms within the private equity and venture capital community worldwide, many of which are also our clients and may invest in our corporate clients.

As of September 30, 2019, on a consolidated basis, we had total assets of $68.2 billion, total investment securities of $28.4 billion, total loans, net of unearned income, of $31.1 billion, total deposits of $59.5 billion and total SVB Financial stockholders’ equity of $5.9 billion.

Headquartered in Santa Clara, CA, we operate in key innovation markets in the United States and around the world. Our corporate office is located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number is (408) 654-7400.

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RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. See “Special Note on Forward-Looking Statements.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

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DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of SVB Financial. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The senior debt securities will be issued pursuant to a senior debt indenture, dated September 20, 2010 (as amended or supplemented from time to time), between us and U.S. Bank National Association, as senior debt trustee, or pursuant to one or more separate senior indentures between us and a designated trustee. The subordinated debt securities will be issued pursuant to one or more separate subordinated indentures between us and a designated trustee. We will include in the prospectus supplement relating to any series of senior or subordinated debt securities being offered the specific terms of such series, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

General

The following description of our capital stock is based upon our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and applicable provisions of law. We have summarized certain portions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws below. The summary is not complete and is qualified by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

We have 150,000,000 shares of authorized common stock, $0.001 par value per share, of which 51,555,831 shares were outstanding as of September 30, 2019.

Subject to the prior rights of holders of any other class or series of preferred stock outstanding having prior rights as to dividends, holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors (or a committee thereof) has provided, or may provide in the future, with respect to any class or series of preferred stock that the board of directors (or a committee thereof) may hereafter authorize. Shares of our common stock are not redeemable or subject to sinking fund provisions, and have no subscription, conversion or preemptive rights. Our stockholders do not have cumulative voting rights in the election of directors. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future. See “—Preferred Stock.”

Our common stock is listed on the Nasdaq Global Select Market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Before acquiring control of a California state-chartered bank or its parent company, a person or entity must obtain the prior approval of the California Department of Business Oversight under the California Banking Law. “Control” means the power to vote 25% or more of the outstanding voting securities or the power to

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direct the management and policies of a bank or parent company. In addition, direct or indirect ownership, control or power to vote 10% or more of the outstanding voting securities of the bank or parent company is presumed to constitute control of the bank or parent company unless the acquiring person provides the California Department of Business Oversight with sufficient information to rebut this presumption.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.001 par value, in one or more series, with such designations and such relative voting, dividends, liquidation, conversion and other rights, preferences and limitations as fixed by our board of directors (or a committee thereof). The authorized but unissued shares of preferred stock may be issued pursuant to resolution by our board of directors (or a committee thereof) without the vote of holders of our common stock or other outstanding capital stock, subject to certain limitations imposed by law or our Amended and Restated Bylaws.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a prospectus supplement. Any preferred stock may be issued under a certificate of designations relating to a series of preferred stock and is also subject to our Amended and Restated Certificate of Incorporation.

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DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be specified in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include, as applicable, dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The applicable prospectus supplement will identify the depositary, describe the specific terms of any depositary shares and the material terms of the related deposit agreement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract.

The stock purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid stock purchase contracts will be issued under either the senior indenture or the subordinated indenture.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more stock purchase contracts, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities. The terms of any units to be issued will be set forth in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We or the selling securityholders may offer and sell these securities directly to or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis.

We or the selling securityholders will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered securities in the applicable prospectus supplement, pricing supplement or term sheet.

We or the selling securityholders, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us, the selling securityholders or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or the selling securityholders may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

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VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters may be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of SVB Financial Group as of December 31, 2018 and 2017, and each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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$    % Senior Fixed Rate/Floating Rate Notes due 2028

$    % Senior Fixed Rate/Floating Rate Notes due 2033

Joint Book-Running Manager

Goldman Sachs & Co. LLC	BofA Securities	Morgan Stanley

Co-Manager

SVB Securities

                , 2022